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                                                                   Exhibit 99(i)
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Contact: Charles R. West, CEO
Phone:   865-524-8997
Fax:     865-524-9799

FOR IMMEDIATE RELEASE


                           TICE TO ACQUIRE TWO BUSINESSES
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KNOXVILLE, TENNESSEE - (Business Wire) -October 2, 2000 - Tice Technology, Inc.
(OTC BB: TICE) has executed letters of intent to acquire the assets of two privately held Knoxville Tennessee based businesses, LandOak Company, LLC and MidSouth Sign Company, LLC. LandOak is an automobile and equipment leasing business. Customers include Tennessee Eastman. MidSouth has eight years experience in metal and vinyl sign fabrication. They also provide digital property and sign surveys and maintenance agreements to customers nationwide including American Express, Clayton Homes and Compass Bank.

If these acquisitions are completed each business would operate as an autonomous subsidiary of Tice Technology, Inc. Under this situation the consolidated assets, revenues and earnings of Tice should increase significantly.

Management foresees operating synergies between businesses such as equipment leasing and financing for Tice's sewing equipment and metal fabrication

The proposed transaction involves the issuance of up to 13,000,000 Tice common shares in exchange for the assets. Two of the owners of the private businesses own common stock in Tice and are members of the Tice board of directors. These are not independent transactions but are contingent on the completion of the acquisition of both of the private companies. Several conditions relating to the release of security interests and the transfer of liabilities must be satisfied to allow the closing of these transactions - contemplated to be no later than December 31, 2000. Final due diligence is underway.

In conjunction with the acquisitions, Tice is offering 750,000 shares of common stock in a private placement limited to accredited investors. This capital, if successfully raised, will be used to offset the acquisition costs of this proposed transaction, as well as fund additional development, marketing and working capital needs at Tice Engineering and Sales. The private placement is not contingent on the acquisition of the businesses.

"We envision a stronger company with these acquisitions," stated Charles R. West, President and CEO of Tice. "Coupled with significant growth opportunities that exist with Tice Engineering and
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Sales and its patented Electronic Gearing Technology, these acquisitions strengthen our current financial position and cash flow, allowing us more flexibility to invest in new product development activities and possibly allow other strategic acquisitions. The operating synergies of the new businesses combined with Tice allow for several opportunities for reduced costs, expanded markets and new management expertise for each of businesses."

"These transactions represent a change in business strategy for Tice. With these newly acquired assets management plans to pursue an exchange listing - which will mean greater access to the financial community. We will continue to pursue a complete market rollout of our new commercial sewing equipment, but expect to have a company of greater substance to present to the financial community. With these diverse acquisitions management plans to possibly pursue industry roll ups or other combinations that will add value to our shareholders."

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Tice is a publicly traded engineering and technical solutions firm for specialized, industrial sewing equipment through its wholly owned subsidiary Tice Engineering & Sales, Inc. (founded in 1965). Tice is widely known in the apparel industry for its patented Electronic Gearing Technology. Tice holds dozens of US and International patents and is the only company to completely design a new sewing machine using 21st Century technology from the ground up. Tice's customer list includes major apparel manufacturers such as: Levi Strauss, Vanity Fair and Hart, Schaffner and Marx.

Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes", "anticipates", "expects", and similar expressions are intended to identify forward looking statements. Such forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievement of events of the Company, or events, or timing of events, relating to the Company to differ materially from any future results, performance, or achievements of the forward-looking statements. The Company cannot assure that it will be able to anticipate or respond timely to the changes, which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's securities.